                                                                    EXHIBIT 10.1

                           ONYX SOFTWARE CORPORATION

                              AMENDED AND RESTATED

                          INVESTORS' RIGHTS AGREEMENT

                            _______________________

                               December 14, 1998

                                    CONTENTS

1.   Registration Rights.....................................    1
      1.1   Definitions......................................    1
      1.2   Request for Registration.........................    2
      1.3   Company Registration.............................    4
      1.4   Obligations of the Company.......................    4
      1.5   Furnish Information..............................    6
      1.6   Expenses of Demand Registration..................    6
      1.7   Expenses of Company Registration.................    7
      1.8   Underwriting Requirements........................    7
      1.9   Delay of Registration............................    8
     1.10   Indemnification..................................    8
     1.11   Reports Under Securities Exchange Act of 1934....   10
     1.12   Form S-3 Registration............................   11
     1.13   Assignment of Registration Rights................   12
     1.14   Limitations on Subsequent Registration Rights....   12
     1.15   "Market Stand-Off" Agreement.....................   13
     1.16   Termination of Registration Rights...............   13

2.   Covenants of the Company................................   14
      2.1   Delivery of Financial Statements.................   14
      2.2   Inspection.......................................   15
      2.3   Budget...........................................   15
      2.4   Right of First Offer.............................   15

      2.5   Initial Public Offering..............................   17
      2.6   IRC Section 305......................................   18
      2.7   Proprietary Information and Inventions Agreements....   19
      2.8   Articles and Bylaws..................................   19
      2.9   Expenses of Directors................................   19
     2.10   Board of Directors Meetings..........................   19
     2.11   Qualified Small Business Stock.......................   19
     2.12   Termination of Covenants.............................   20

3.   Miscellaneous...............................................   20

      3.1   Successors and Assigns...............................   20
      3.2   Governing Law........................................   20
      3.3   Counterparts.........................................   20
      3.4   Titles and Subtitles.................................   20
      3.5   Notices..............................................   20
      3.6   Expenses.............................................   21
      3.7   Amendments and Waivers...............................   21
      3.8   Severability.........................................   21
      3.9   Stock Split..........................................   21
     3.10   Aggregation of Stock.................................   21
     3.11   Amendment of Prior Agreement.........................   21
     3.12   Company's Right of First Offer.......................   22
     3.13   Entire Agreement.....................................   23

                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

     THIS AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT ("Agreement") is made as of December 14, 1998 by and among Onyx Software Corporation, a Washington corporation (the "Company"), the purchasers of the Company's Preferred Stock whose signatures appear on the execution pages of this Agreement (each, an "Investor" and collectively, the "Investors"), Brent Frei ("Frei"), Brian Janssen ("Janssen"), and Todd Stevenson ("Stevenson") and certain other Company shareholders whose signatures appear on the execution pages of this Agreement (Frei, Janssen, Stevenson and such other executing shareholders being collectively referred to as the "Shareholders").

                                    RECITALS

     WHEREAS, the Company and the Investors holding Preferred Stock are parties to that certain Amended and Restated Investors' Rights Agreement, dated March 31, 1997 (the "1997 Agreement");

     WHEREAS, The Company and J. Michael Ellis and Barbara S. Ellis (the "Ellises") are parties to that certain Agreement and Plan of Merger, dated December 14, 1998, among the Company, EnCyc Acquisition, Inc., EnCyc, Inc and the Ellises (the "Merger Agreement");

     WHEREAS, in order to induce the Company and the Ellises to enter into the Merger Agreement, the Investors holding Preferred Stock, the Shareholders and the Company hereby agree to amend and restate the 1997 Agreement as set forth herein, and such parties further agree that this Agreement shall govern the rights of the Investors to cause the Company to register shares of Common Stock issuable to the Investors and certain other matters as set forth herein;

     NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.   Registration Rights.

     The Company covenants and agrees as follows:

     1.1  Definitions.

     For purposes of this Section 1:

          (a) The term "Act" means the Securities Act of 1933, as amended.

          (b) The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

          (c) The term "Initiating Holders" means Holders owning or having the right to acquire at least (i) 25% of the Company's Common Stock, $0.01 par value per share (the "Common Stock") then issuable or issued upon conversion of (A) the Company's Series A Preferred Stock, $0.01 par value per share (the "Series A Preferred Stock") or (B) the Company's Series B Preferred Stock, $0.01 par value per share (the "Series B Preferred Stock") or (ii) 50% of the Registrable Securities then outstanding.

          (d) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with
Section 1.13 hereof.

          (e) the term "Investor" means the holders of the Company's Preferred Stock or Common Stock whose signatures appear on the execution pages of this Agreement and are so designated (each, an "Investor" and collectively, the "Investors").

          (f) The term "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

          (g) The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

          (h) The term "Registrable Securities" means (i) the Common Stock held by the Shareholders, (ii) the Common Stock issuable or issued upon conversion of the Series A Preferred Stock, (iii) the Common Stock issuable or issued upon conversion of the Series B Preferred Stock, and (iv) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (i), (ii) and
(iii) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which such person's rights under this Section 1 are not assigned.

          (i) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.

          (j) The term "SEC" shall mean the Securities and Exchange Commission.

     1.2  Request for Registration.

          (a) If the Company shall receive at any time after the earlier of (i) March 31, 2000 or (ii) six (6) months after the date of closing of the initial public offering of securities of the Company (other than an offering of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or in connection with a SEC Rule 145 transaction) (the "IPO"), a written request from the Initiating Holders that the

Company file a registration statement under the Act, the anticipated aggregate offering price to the public of which would exceed $20,000,000 (or $5,000,000 if the Company has previously completed its IPO), then the Company shall:

               (i) within ten (10) days of the receipt thereof, give written notice of such request to all Holders; and

          (ii) subject to the limitations of this Section 1.2, file as soon as practicable, and in any event within sixty (60) days of the receipt of such request, a registration statement for the registration under the Act of all Registrable Securities which the Holders request, in writing within twenty (20) days of the mailing of the Company's notice under Section 1.2(a)(i), to be registered.

          (b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 1.2(a), and the Company shall include such information in the written notice referred to in Section 1.2(a)(i). The underwriter will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders.
In such event, the right of any Holder to include such Holder's Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated first to the Investors, in proportion (as nearly as practicable) to the amount of Registrable Securities indicated for sale by each such Investor, and then among all other Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company indicated for sale by each Holder; provided, however, that except in connection with the IPO, if any Investors participate in the offering, the aggregate number of Registrable Securities to be underwritten which are held by Investors shall not be reduced to less than thirty percent (30%) of the aggregate number of Registrable Securities proposed to be included in such underwriting.

          (c) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2 a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than 120 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve-month period.

          (d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

          (i) after the Company has effected two registrations pursuant to this
Section 1.2, and such registrations have been declared or ordered effective;

          (ii) during the period starting with the date thirty (30) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a registration statement subject to Section 1.3 hereof; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

          (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.12 below.

     1.3  Company Registration.

     If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered or a registration relating to an SEC Rule 145 transaction), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of Section 1.8, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

     1.4  Obligations of the Company.

     Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

          (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or until the distribution contemplated in the Registration Statement has been completed; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Holders refrain from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (A) includes any prospectus required by Section 10(a)(3) of the Act or (B) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference to the Company's periodic reports filed pursuant to
Section 13 or 15(d) of the 1934 Act of information required to be included in the registration statement by clauses (A) and (B) above.

          (b) Promptly prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

          (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act.

          (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

          (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          (g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange and Nasdaq market on which similar securities issued by the Company are then listed.

          (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereto and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

          (i) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.

     1.5  Furnish Information.

     It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

     1.6  Expenses of Demand Registration.

     All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.2.

     1.7  Expenses of Company Registration.

     The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.3 for each Holder (which right may be assigned as provided in Section 1.13), including (without limitation) all registration, filing and qualification fees, printers' and accounting fees relating or apportionable thereto and the fees and disbursements of one counsel for the selling Holders selected by them, but excluding underwriting discounts and commissions relating to Registrable Securities.

     1.8  Underwriting Requirements.

     In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the Underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the underwriters advise the Company that marketing factors require a limitation on the number of shares, including Registrable Securities, to be included in such offering, then the Company shall so advise all Holders of Registrable Securities that would otherwise have been underwritten pursuant to
Section 1.3, and the number of shares, including Registrable Securities, that may be included in the registration shall be apportioned (i) first to the Company, (ii) then pro rata among the selling Investors according to the total amount of Registrable Securities requested to be sold in such registration by such selling Investors, (iii) then pro rata among any other selling Holders according to the total amount of Registrable Securities requested to be sold in such registration by such Holders, and (iv) then pro rata among any other selling shareholders according to the total amount of securities otherwise entitled to be included therein owned by each such other selling shareholder, or in such other proportions as shall mutually be agreed to by such selling shareholders; provided, however, that, except in connection with the IPO, if any Investors participate in the offering, the aggregate number of Registrable Securities to be underwritten which are held by Investors shall not be reduced to less than 30% of the aggregate number of securities proposed to be included in such underwriting. For purposes of apportionment, for any selling Investor or other Holder which is a partnership or corporation, the partners, retired partners and shareholders of such Investor or other Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling Investor" or "selling Holder," as the case may be, and any pro rata reduction with respect to such selling Investor or selling Holder shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such selling Investor or selling Holder, as defined in this sentence.

     1.9  Delay of Registration.

     No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this
Section 1.

     1.10  Indemnification.

     In the event any Registrable Securities are included in a registration statement under this Section 1:

          (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, or the 1934 Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

          (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 1.10(b) exceed the net proceeds from the offering received by such Holder.

          (c) Promptly after receipt by an indemnified party under this Section
1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

          (d) If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

          (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

          (f) The obligations of the Company and Holders under this Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1.

     1.11  Reports Under Securities Exchange Act of 1934.

     With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

          (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

          (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

          (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

          (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

     1.12  Form S-3 Registration.

     In case the Company shall receive from any Holder or Holders a written request that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder, the Company will:

          (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

          (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.12: (1) if Form S-3 is not available for such offering by the Holders; (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $500,000; (3) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 60 days after receipt of the request of the Holder or Holders under this Section 1.12; provided, however, that the Company shall not utilize this right more than once in any twelve month period; or (4) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

     Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable, and in any event within 45 days (provided that selling shareholders have provided in a timely manner all information regarding such selling shareholders required to be included in such registration statement), after receipt of the request or requests of the Holders. All expenses incurred in connection with a registration requested pursuant to
Section 1.12, including (without limitation) all registration, filing, qualification, printers' and accounting fees and the reasonable fees and disbursements of counsel for the selling Holder or Holders and counsel for the Company, but excluding any underwriters' discounts or commissions associated with

Registrable Securities, shall be borne by the Company. Registrations effected pursuant to this Section 1.12 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively.

     1.13  Assignment of Registration Rights.

     The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities who, (i) is an affiliate of the Holder, or (ii) after such assignment or transfer, holds at least 100,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), provided:
(a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned;
(b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 1.15 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership or corporation who are partners or retired partners of such partnership or shareholders of such corporation (including spouses and ancestors, lineal descendants and siblings of such partners, shareholders or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the holdings of the partnership or corporation; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 1.

     1.14  Limitations on Subsequent Registration Rights.

     From and after the date of this Agreement, the Company shall not, without the prior written consent of a majority in interest of the Investors (based on the outstanding Registrable Securities) and the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 1.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included therein or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in Section 1.2(a) or within one hundred twenty (120) days of the effective date of any registration effected pursuant to Section 1.2.

     1.15  "Market Stand-Off" Agreement.

     Each Holder hereby agrees that, during the period of duration specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period, except Common Stock included in such registration; provided, however, that:

          (a) such agreement shall be applicable only to the IPO;

          (b) all officers and directors of the Company and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements;

          (c) such market stand-off time period shall not exceed one hundred eighty (180) days;

          (d) any discretionary waiver or termination by the underwriters of the restrictions of this Section 1.15 or of any similar agreement shall apply to all persons subject to such agreements, and the aggregate amount of securities with respect to which such restrictions are waived or terminated shall be apportioned among all such persons in a pro rata manner based on the amount of securities subject to such agreements; and

          (e) such agreement shall not be applicable to any registered securities purchased in or following the IPO other than pursuant to the exercise of the IPO Purchase Option (as defined in Section 2.5).

     In order to enforce the foregoing covenant, the Company may impose stop transfer instructions with respect to the Registrable Securities of the Holders (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

     Notwithstanding the foregoing, the obligations described in this Section
1.15 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to an SEC Rule 145 transaction on Form S-4 or similar forms which may be promulgated in the future.

     1.16  Termination of Registration Rights.

          (a) No Holder shall be entitled to exercise any right provided for in this Section 1 after seven (7) years following the consummation of the IPO.

          (b) In addition, the right of any Holder to request registration or inclusion in any registration pursuant to Sections 1.2, 1.3 and/or 1.12 shall terminate on the closing of the first Company initiated registered public offering of Common Stock of the Company if all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any 90-day period, or on such date after the closing of the first Company initiated registered public offering of Common Stock as of which all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any 90-day period; provided, however, that the provisions of this Section 1.16(b) shall not apply to any Holder who owns more than one percent (1%) of the Company's outstanding stock until such time as such Holder owns less than one percent (1%) of the outstanding stock of the Company.

2.   Covenants of the Company.

     2.1  Delivery of Financial Statements.

     The Company shall deliver to the Investors:

          (a) as soon as practicable, but in any event within one hundred and twenty (120) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of shareholder's equity as of the end of such year and statements of income and cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP"), and audited and certified by independent public accountants of nationally recognized standing selected by the Company;

          (b) as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited profit or loss statement, statements of income and cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter;

          (c) within thirty (30) days of the end of each month, an unaudited income statement, statement of cash flows and balance sheet for and as of the end of such month, in reasonable detail;

          (d) as soon as practicable, but in any event prior to the end of each fiscal year, a budget and business or operating plan for the next fiscal year in the form approved by the Board of Directors of the Company, prepared on a monthly basis, including balance sheets and sources and applications of funds statements for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company;

          (e) with respect to the financial statements called for in subsections
(b) and (c) of this Section 2.1, an instrument executed by the Chief Financial Officer or President of the Company and certifying that such financials were prepared in accordance with GAAP consistently applied in accordance with prior practice (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of the Company and its results of operation for the period and as of the date specified, subject to year-end audit adjustment; and

          (f) such other information relating to the financial condition, business, prospects or corporate affairs of the Company as the Investors or any assignee of the Investors may from time to time reasonably request; provided, however, that the Company shall not be obligated under this subsection (f) or any other subsection of Section 2.1 to provide information which it deems in good faith to be a trade secret or similar confidential information, unless the Investors or assignee signs a confidentiality agreement regarding such information in form and substance reasonably acceptable to the Company.

     2.2  Inspection.

     The Company shall permit the Investors, at Investors' expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by Investors; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information, unless the Investors sign a confidentiality agreement regarding such information in form and substance reasonably acceptable to the Company.

     2.3  Budget.

     Prior to the beginning of each fiscal year, the Company shall prepare and submit to the Board of Directors, and furnish to Investors copies of, a proposed operating plan for such fiscal year which shall include monthly capital and operating expense budgets, cash flow statements and profit and loss and quarterly balance sheet projections, itemized in such detail as the Board of Directors may request. A majority of the Board of Directors shall approve such budgets, statements and projections.

     2.4  Right of First Offer.

     Subject to the terms and conditions specified in this Section 2.4, the Company hereby grants to the Investors a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). For purposes of this Section 2.4, Investors include any affiliates of the Investors. Investors shall be entitled to apportion the right of first offer hereby granted among themselves and their affiliates in such proportions as they deem appropriate.

     Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock ("Shares"), the Company shall first make an offering of such Shares to the Investors in accordance with the following provisions:

          (a) The Company shall deliver a notice by certified mail ("Notice") to the investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered to parties other than Investors, (iii) the price and terms, if any, upon which it proposes to offer such Shares and (iv) the number of Shares being offered to Investors pursuant to Section 2.4(b).

          (b) Within 20 calendar days after receipt of the Notice, each Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to the number of Shares which would be necessary for such Investor to purchase in order to maintain its same pro rata ownership interest in the Company after the offering of Shares (on a fully diluted basis) as existed immediately prior to its receipt of the Notice (on a fully diluted basis). An Investor's pro rata ownership interest shall be equal to the ratio of (A) the number of shares of the Company's Common Stock (including all shares of Common Stock issuable upon conversion of the Series A Preferred Stock and the Series B Preferred Stock and upon the exercise of any outstanding warrants or options) of which the Investor is deemed to be a holder immediately prior to the issuance of such Shares to (B) the total number of shares of the Company's Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Series A Preferred Stock and the Series B Preferred Stock and upon the exercise of any outstanding warrants or options).

          (c) The Company may, during the 90-day period following the expiration of the period provided in Section 2.4(b) hereof, offer the remaining Shares (including any Shares unsubscribed by Investors) to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within 30 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Investors in accordance herewith.

          (d) The right of first offer in this Section 2.4 shall not be applicable (i) to the issuance or sale after the date of this Agreement of shares of Common Stock issuable pursuant to options to purchase Common Stock granted by the Company that are outstanding as of the date of this Agreement to employees, directors, consultants or independent contractors for the primary purpose of soliciting or retaining their employment or services, (ii) such additional shares of Common Stock issued or issuable to employees, directors, consultants or independent contractors for the primary purpose of soliciting or retaining their employment or services the aggregate number of which in any twelve-month period (calculated based upon the twelve months preceding the date of the grant of options or warrants to purchase such shares of Common Stock or the issuance of such Common Stock or securities convertible into such Common Stock) does not exceed three percent of the number of shares of Common Stock deemed outstanding immediately prior to such issuance (which shall include the actual number of shares outstanding plus all shares issuable upon the conversion or exercise of all outstanding convertible securities, warrants and options),
(iii) such additional shares of Common Stock issued or issuable to employees, directors, consultants or independent contractors the grant or issuance of which is approved by a majority in interest of the holders of the Company's Series A Preferred Stock and a majority in interest of the holders of the Company's Series B Preferred Stock, (iv) to or after consummation of a bona fide, firmly underwritten public offering of shares of Common Stock, (v) to the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities or (vi) the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise.

          (e) The right of first offer set forth in this Section 2.4 may not be assigned or transferred, except that such right is assignable by an Investor to any wholly owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Act, controlling, controlled by or under common control with such Investor.

     2.5  Initial Public Offering.

          (a) Notwithstanding the provisions of Section 2.4(d)(iv), the Company hereby grants to Investors holding Series B Preferred Stock a right of first offer to purchase Shares in the IPO (the "IPO Purchase Option") at a price equal to the public offering price of such Shares. Investors exercising such IPO Purchase Option (the "IPO Purchasers") may purchase up to a number of Shares which is the greater of (i) the number of Shares having an Offering Price (as defined below) of $3,000,000 and (ii) ten percent (10%) of all Shares offered by the Company in the IPO; provided, however, that in no event shall the IPO Purchasers be entitled to purchase more than the number of Shares which have an Offering Price of $4,000,000 (such maximum number of shares purchasable under this Section 2.5, the "Maximum Number"). The "Offering Price" shall mean the price at which shares are sold in the IPO.

          (b)   The Company shall deliver notice of the IPO, as required by
Section 1.2 or 1.3 of this Agreement, within ten (10) days following the filing of a registration statement relating to the IPO. Within five (5) days following delivery of such notice, each Investor may exercise the IPO Purchase Option (by delivery of notice to such effect to the Company) for a number of Shares up to the Maximum Number multiplied by a fraction (i) the numerator of which is the number of shares of Series B Preferred Stock issued or issuable to such Investor and (ii) the denominator of which is the number of shares of Series B Preferred Stock issued or issuable to all Investors. To the extent any Investor does not exercise the IPO Purchase Option within such five (5) day period, the Company shall promptly provide notice thereof to all IPO Purchasers, and each IPO Purchaser may elect, within two (2) days following such notice, to purchase a portion (based on the proportion that the number of shares of Series B Preferred Stock issued or issuable to such IPO Purchaser bears to the number of shares of Series B Preferred Stock issued or issuable to all IPO Purchasers) of the Shares as to which the IPO Purchase Option was not exercised. For purposes of this
Section 2.5, each Investor includes any affiliates of such Investor.

          (c) An Investor's exercise of the IPO Purchase Option shall be deemed an expression of interest in receiving an offer by the Company to purchase the number of Shares indicated by such Investor pursuant to subsection 2.5(b) above. The Company's offer to sell such Shares to the IPO Purchasers shall be deemed to occur automatically upon the completion of the earliest to occur of each of (i) the Company's providing the IPO Purchasers with a copy of the final prospectus filed with the Securities and Exchange Commission with respect to the Shares and (ii) two hours after the latest to occur of (A) the effectiveness of the IPO registration statement and (B) the Company's determination of the Offering Price (the completion of the last to occur of the foregoing, the "Offer Commencement"). Each IPO Purchaser shall have an unconditional right to terminate its IPO Purchase Option and revoke its exercise thereof by written notice to the Company on or before the Offer Commencement. Once revoked by an IPO Purchaser, the IPO Purchase Option shall become null and void. An IPO Purchaser's exercise of the IPO Purchase Option shall, unless so revoked by such IPO Purchaser on or before the Offer Commencement, automatically be deemed to be a binding commitment to purchase the Shares indicated by such IPO Purchaser pursuant to subsection 2.5(b) above when each of the actions specified in the immediately preceding sentence have occurred. The IPO Purchaser's purchase of the Shares shall occur simultaneously with the closing of the purchase and sale of the other shares distributed in the IPO. It is the intent of the parties that the Shares issued to the IPO Purchasers shall be unrestricted, fully registered shares, offered and sold in the IPO.

          (d) Shares purchased by the Investors pursuant to their exercise of the IPO Purchase Option shall be subject to the provisions of Section 1.15 of this Agreement.

          (e) The IPO Purchase Option set forth in this Section 2.5 may not be assigned or transferred, except that such right is assignable by an Investor to any wholly owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Act, controlling, controlled by or under common control with such Investor.

     2.6  IRC Section 305.

     (a) The Company will not, without approval of holders of a majority of the Series A Preferred Stock then outstanding, do any act or thing which would result in taxation of the holders of shares of the Series A Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (the "Code") (or any comparable provision of the Code as hereafter from time to time amended).

     (b) The Company will not, without approval of holders of a majority of the Series B Preferred Stock then outstanding, do any act or thing which would result in taxation of the holders of shares of the Series B Preferred Stock under Section 305 of the Code (or any comparable provision of the Code as hereafter from time to time amended).

     2.7  Proprietary Information and Inventions Agreements.

     The Company shall use its best efforts to cause all employees and consultants of the Company to enter into the Company's standard form of Proprietary Information and Inventions Agreement and to prevent any violations of such agreements by such employees and consultants.

     2.8  Articles and Bylaws.

     The Company shall at all times maintain provisions in its Bylaws and/or Articles indemnifying all directors against liability and absolving all directors from liability to the Company and its shareholders to the maximum extent permitted under the laws of the State of Washington.

     2.9  Expenses of Directors.

     The Company shall promptly reimburse in full each director of the Company who is not an employee of the Company, who was elected as a director solely or in part by the holders of Series A Preferred Stock or the Series B Preferred Stock and who does not reside in the city where Board of Directors or Committee meetings are called to be held, for all of his reasonable out-of-pocket expenses incurred in attending each meeting of the Board of Directors of the Company or any Committee thereof.

     2.10  Board of Directors Meetings.

     The Company shall use its best efforts to ensure that meetings of its Board of Directors are held at least once each fiscal quarter.

     2.11  Qualified Small Business Stock

     The Company shall use reasonably diligent efforts to comply with the reporting requirements of Section 1202(d)(1)(C) of the Code and any related Treasury Regulations. In addition, within a reasonable time (which shall not exceed 30 days) after any Purchaser delivers to the Company a written request therefor, the Company shall deliver to such Purchaser a written statement informing the Purchaser whether, to the Company's knowledge, the Company constitutes a "qualified small business corporation" as defined in Section 1202(c) of the Code. The Company's obligation to furnish a written statement pursuant to this Section 2.11 shall continue notwithstanding the fact that a class of the Company's securities may be traded on an established securities market. The Company shall use commercially reasonable efforts to cause the shares of capital stock of the Investors to qualify as "qualified small business stock" as defined in Section 1202(c) of the Code.

     2.12  Termination of Covenants.

     The covenants contained in this Section 2 shall survive in their entirety until the earlier to occur of (a) the date upon which Investors own no Registrable Securities (as defined in Section 1) or (b) the date of closing of the IPO.

3.   Miscellaneous.

     3.1  Successors and Assigns.

     Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     3.2  Governing Law.

     This Agreement shall be governed by and construed under the laws of the State of Washington as applied to agreements among Washington residents entered into and to be performed entirely within Washington.

     3.3  Counterparts.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     3.4  Titles and Subtitles.

     The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     3.5  Notices.

     Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

     3.6  Expenses.

     If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

     3.7  Amendments and Waivers.

     Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of (a) the Company, (b) the holders of a majority of outstanding shares of Series A Preferred Stock and any outstanding shares of Common Stock issued upon conversion of Series A Preferred Stock, (c) the holders of a majority of outstanding shares of Series B Preferred Stock and any outstanding shares of Common Stock issued upon conversion of Series B Preferred Stock and (d) the holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

     3.8  Severability.

     If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     3.9  Stock Split.

     All references to numbers of shares and prices per share in this Agreement shall be appropriately adjusted to reflect any stock dividend, split, combination or other recapitalization of shares by the Company occurring after the date of this Agreement.

     3.10  Aggregation of Stock.

     All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

     3.11  Amendment of Prior Agreement.

     The Company, the Shareholders and the Investors who were parties to the 1997 Agreement agree and represent that the undersigned Shareholders and Investors include all Investors who were parties to the 1997 Agreement, represent a majority of the Registrable Securities as defined in the 1997 Agreement and that the 1997 Agreement is hereinafter null and void. Notwithstanding the foregoing, the Company and the undersigned Shareholders agree and affirm that the undersigned Shareholders constitute holders of at least 75% of the capital stock of the Company subject to that certain Shareholders Agreement dated as of April 20, 1994 among the Company and certain of the Shareholders (the "Shareholders Agreement"), and that Section 5 of the Shareholders Agreement has been rescinded and terminated.

     3.12  Company's Right of First Offer.

     Each time an Investor, or any successor thereto, proposes to transfer or dispose of any Shares (as defined in Section 2.4) it shall first offer such Shares to the Company in accordance with the following provisions:

          (a) The Investor shall deliver a notice by certified mail ("Notice") to the Company stating (i) its bona fide intention to transfer such Shares, (ii) the number of such Shares to be transferred, and (iii) the price and terms, if any, upon which it proposes to transfer such Shares. Such offer must be stated in terms of a cash purchase price, or cash and debt payable in cash. Offers which call for payment in kind, or for exchange of property in kind, shall be invalid for purposes of this Agreement and shall not be permissible by an Investor.

          (b) Within twenty (20) calendar days after receipt of the Notice, the Company may elect to purchase, at the price and on the terms specified in the Notice, any portion of the Shares specified in the Notice.

          (c) The Investor may, during the ninety (90) day period following the expiration of the period provided in Section 3.12(b) hereof, sell the remaining Shares to any third party on the price and terms specified in the Notice. If the Investor does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Company in accordance herewith.

          (d) The right of first offer in this Section 3.12 shall terminate upon the earlier of: (i) the closing of the IPO; (ii) the closing of the Company's sale of all or substantially all of its assets or the acquisition of the Company by another entity by means of merger or consolidation, either of which result in the holders of the outstanding shares of the Company's capital stock receiving solely cash from the acquiring entity or its affiliates; or (iii) the acquisition of the Company by another entity by means of merger or consolidation resulting in the exchange of the outstanding shares of the Company's capital stock for securities issued or caused to be issued by the acquiring entity or its affiliates in a transaction in which the holders of the Company's capital stock immediately prior to the transaction own less than a majority of all of the capital stock of the acquiring entity after the transaction.

          (e) The right of first offer in this Section 3.12 shall not be applicable to any sale or transfer of Shares (i) by an Investor pursuant to a bona fide, firmly underwritten public offering, (ii) pursuant to a merger, consolidation or exchange of stock of the Company, or (iii) to the partners or retired partners or other affiliates of an Investor (including spouses and ancestors, lineal descendants and siblings of such partners or affiliates or spouses who acquire Shares by gift, will or intestate succession); provided that, with regard to transfers described in clause (iii), all assignees and transferees agree to be bound by the terms of this Agreement.

          (f) The right of first offer set forth in this Section 3.12 may not be assigned or transferred by Company, except that such right is assignable by the Company to any wholly owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Act, controlling, controlled by, or under common control with, the Company.

     3.13  Entire Agreement.

     This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and supersedes all prior oral and written agreements and understandings with respect to such subjects.

     IN WITNESS WHEREOF, this Agreement has been executed as of the date and year first written above.


COMPANY:                             ONYX SOFTWARE CORPORATION

                                     By:   /s/  Brent Frei
                                        ------------------------------------
                                         Its:     CEO
                                             -------------------------------
                                     Address:  310 - 120th Avenue N.E.
                                               Bellevue, WA  98005

INVESTORS:
                                     FOUNDATION CAPITAL, L.P.

                                     BY FOUNDATION CAPITAL
                                     MANAGEMENT, L.L.C.
                                     By:   /s/  William B. Elmore
                                        ------------------------------------
                                         Its:
                                             -------------------------------
                                     Address:  75 Willow Road, Suite 103
                                               Menlo Park, CA  94025

                                     FOUNDATION CAPITAL ENTREPRENEURS FUND,
                                     L.L.C.

                                     BY FOUNDATION CAPITAL MANAGEMENT, L.L.C.

                                     By:   /s/  William B. Elmore
                                        ------------------------------------
                                         Its:
                                              ------------------------------
                                     Address:  75 Willow Road, Suite 103
                                               Menlo Park, CA  94025

                                 TCV II, V.O.F.
                                 a Netherlands Antilles General Partnership
                                 By:  Technology Crossover Management II, L.L.C.
                                 Its:  Investment General Partner

                                 By:   /s/  Robert C. Bensky
                                    --------------------------------------------
                                    Name:     Robert C. Bensky
                                    Title:     Chief Financial Officer
                                 Address:  56 Main Street, Suite 210
                                           Millburn, NJ  07041
                                 with a copy to:
                                           Technology Crossover Ventures
                                           575 High Street, Suite 400
                                           Palo Alto, CA  94301

                                 TECHNOLOGY CROSSOVER VENTURES II, L.P.
                                 a Delaware Limited Partnership
                                 By:  Technology Crossover Management II, L.L.C.
                                 Its:  General Partner

                                 By:   /s/  Robert C. Bensky
                                    --------------------------------------------
                                    Name:     Robert C. Bensky
                                    Title:     Chief Financial Officer
                                 Address:  56 Main Street, Suite 210
                                           Millburn, NJ  07041

                                 with a copy to:
                                           Technology Crossover Ventures
                                           575 High Street, Suite 400
                                           Palo Alto, CA  94301

                                TCV II (Q), L.P.
                                a Delaware Limited Partnership
                                By:  Technology Crossover Management II, L.L.C.
                                Its:  General Partner

                                By:   /s/  Robert C. Bensky
                                    -------------------------------------------
                                    Name:     Robert C. Bensky
                                         --------------------------------------
                                    Title:     Chief Financial Officer
                                         --------------------------------------
                                Address:  56 Main Street, Suite 210
                                          Millburn, NJ  07041

                                with a copy to:
                                          Technology Crossover Ventures
                                          575 High Street, Suite 400
                                          Palo Alto, CA  94301

                                TCV II STRATEGIC PARTNERS, L.P.
                                a Delaware Limited Partnership
                                By:  Technology Crossover Management II, L.L.C.
                                Its:  General Partner

                                By:   /s/  Robert C. Bensky
                                    -------------------------------------------
                                Name:     Robert C. Bensky
                                         --------------------------------------
                                Title:     Chief Financial Officer
                                         --------------------------------------
                                Address:  56 Main Street, Suite 210
                                          Millburn, NJ  07041

                                with a copy to:
                                          Technology Crossover Ventures
                                          575 High Street, Suite 400
                                          Palo Alto, CA  94301

                                TECHNOLOGY CROSSOVER VENTURES II, C.V.
                                a Netherlands Antilles Limited Partnership
                                By:  Technology Crossover Management II, L.L.C.
                                Its:  Investment General Partner

                                By:   /s/  Robert C. Bensky
                                    -------------------------------------------
                                Name:     Robert C. Bensky
                                         --------------------------------------
                                Title:     Chief Financial Officer
                                         --------------------------------------
                                Address:  56 Main Street, Suite 210
                                          Millburn, NJ  07041

                                with a copy to:
                                          Technology Crossover Ventures
                                          575 High Street, Suite 400
                                          Palo Alto, CA  94301

                                HILLMAN/DOVER LIMITED PARTNERSHIP

                                By: Wilmington Securities, Inc.
                                Its: General Partner

                                By:   /s/  Andrew H. McQuarrie
                                    -------------------------------------------
                                Name:     Andrew H. McQuarrie
                                         --------------------------------------
                                Title:     Vice President
                                         --------------------------------------
                                Address:  824 Market Street, Suite 900
                                          Wilmington, DE  19801

                                with a copy to:
                                          2000 Grant Building
                                          Pittsburgh, PA  15219

                                /s/  J. Michael Ellis
                                -----------------------------------------------
                                J. Michael Ellis

                                Address:  99 Sunrise Dr
                                          ------------------------------------
                                          Holland  MI  49423
                                          ------------------------------------

                                /s/  Barbara S. Ellis
                                ----------------------------------------------
                                Barbara S. Ellis

                                Address:  99 Sunrise Dr
                                          ------------------------------------
                                          Holland  MI  49423
                                          ------------------------------------

SHAREHOLDERS:
                                /s/  Brent Frei
                                ---------------------------------------------
                                Brent Frei

                                Address:
                                          ------------------------------------

                                          ------------------------------------

                                /s/  Brian Janssen
                                ---------------------------------------------
                                Brian Janssen

                                Address:    1000 Lakeside Ave S
                                          ------------------------------------
                                            Seattle, WA 98144
                                          ------------------------------------

                                /s/  Todd A. Stevenson
                                ----------------------------------------------
                                Todd Stevenson

                                Address:    1805 Bellevue Ave #304
                                          ------------------------------------
                                            Seattle, WA 98122
                                          ------------------------------------

                                /s/  Mary Forler
                                ----------------------------------------------
                                Mary Forler

                                Address:    15018 SE 20th St
                                          ------------------------------------
                                            Bellevue, WA 98007
                                          ------------------------------------

                                /s/  Ronald Frei
                                ----------------------------------------------
                                Ronald Frei

                                Address:    Rt 1 Box 66
                                          ------------------------------------
                                            Grangeville Id 83530
                                          ------------------------------------

                                /s/  Glenda Frei
                                ----------------------------------------------
                                Glenda Frei

                                Address:    Rt 1 Box 66
                                          ------------------------------------
                                            Grangeville Id 83530
                                          ------------------------------------

                                /s/  Barbara A Stevenson
                                ----------------------------------------------
                                Barbara Stevenson

                                Address:    5761 SE Flavel Dr
                                          ------------------------------------
                                            Portand, Oregon 97206
                                          ------------------------------------

                                /s/  Leon D. Stevenson
                                ----------------------------------------------
                                Leon Stevenson

                                Address:    5761 SE Flavel Dr.
                                          ------------------------------------
                                            Portland Oregon 97206
                                          ------------------------------------

                                /s/  Michael D. Racine
                                ----------------------------------------------
                                Michael Racine

                                Address:    8425 309th PL SE
                                          ------------------------------------
                                            Preston, WA  98050
                                          ------------------------------------

                                /s/  Mary Winifred Moore
                                ----------------------------------------------
                                Mary Winifred Racine

                                Address:    8425 309th PL SE
                                          ------------------------------------
                                            Preston, WA  98050
                                          ------------------------------------

                                /s/  Bettie Ruzicka
                                ----------------------------------------------
                                Bettie Ruzicka

                                Address:    703 N. Junction
                                          ------------------------------------
                                            Grangeville, Id 83530
                                          ------------------------------------

                                /s/  Larry L. Ruzicka
                                ----------------------------------------------
                                Larry L. Ruzicka

                                Address:    703 N. Junction St.
                                          ------------------------------------
                                            Grangeville, Id 83530
                                          ------------------------------------

                                /s/  Colleen Chmelik
                                ----------------------------------------------
                                Colleen Chmelik

                                Address:    16965 129th Ave SE
                                          ------------------------------------
                                            Renton, WA 98058
                                          ------------------------------------

                                /s/  James A. Chmelik
                                ----------------------------------------------
                                James Chmelik

                                Address:    16965 129th Ave SE
                                          ------------------------------------
                                            Renton, WA 98058
                                          ------------------------------------